                              OPERATING AGREEMENT

                                       OF

                              ANTELOPE HILLS, LLC,
                      A DELAWARE LIMITED LIABILITY COMPANY


                          Dated as of October 5, 1995





THE MEMBER INTEREST(S) REPRESENTED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND ANY SALE, TRANSFER, ASSIGNMENT, PLEDGE OR OTHER DISPOSITION MUST BE MADE IN ACCORDANCE WITH THE ACT AND APPLICABLE PROVISIONS OF THIS AGREEMENT.








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                            OPERATING AGREEMENT OF
                             ANTELOPE HILLS, LLC,
                      A DELAWARE LIMITED LIABILITY COMPANY


             THIS OPERATING AGREEMENT OF ANTELOPE HILLS, LLC (the "Company) is made and entered into as of the 5th day of October, 1995, by and between Sturm, Ruger & Company, Inc., a Delaware corporation ("Ruger"), and Callaway Golf Company, Inc., a California corporation ("Callaway Golf"). Ruger and Callaway Golf are sometimes hereinafter referred to collectively as the "Members".


                                   ARTICLE I
                                  DEFINITIONS

             The following definitions shall be applicable to the terms set forth below as used in this Agreement:

             1.1 "Adjusted Capital Account Balance" - With respect to any Member and as of any date of reference, the dollar balance in such Member's Capital Account as adjusted in accordance with the provisions of Section 4.2.

             1.2 "Agreement" - This Operating Agreement, as the same may be amended from time to time.

             1.3 "Business Plan" - The business plan that the Members have agreed upon as the initial operating plan for the business of the Company (subject to such changes as are appropriately made in accordance with this Agreement) and future business plans as approved by the Member Committee.

             1.4 "Capital Account" - The Capital Account maintained by the Company with respect to each Member in accordance with the capital accounting rules described in Section 4.2.

             1.5 "Certificate of Formation" - The initial Certificate of Formation of the Company as filed with the Delaware Secretary of State, as such certificate may be amended or restated from time to time.

             1.6 "Code" - The Internal Revenue Code of 1986, as amended. All references in this Agreement to provisions of the Code shall be deemed to refer to successor statutory provisions to the extent appropriate in light of the context herein in which such Code references are used.

             1.7     "Company Confidential Information" - as defined in Section
13.14.

             1.8 "Distributable Cash" - As of the end of any period of reference (a "determination period"), the Company's cash on hand, less reserves that are reasonably adequate








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(taking into account available credit lines) to cover the Company's obligations as they become due and to operate the Company's business.

             1.9 "DLLCA" - The Delaware Limited Liability Company Act (Delaware Code Annotated, Title 6, Chapter 118, Section 18-101 et seq.), and any amendments and successors thereto.

             1.10    "Foundry" - as defined in Section 4.1(a).

             1.11 "Manager" - shall mean Ruger and any successor manager of the Company appointed in accordance with the terms of this Agreement.

             1.12    "Member Committee" - The committee established pursuant to
Section 6.5 hereof.

             1.13 "Member Percentage" - The percentage interest of each Member in the Company. Unless and until modified pursuant to the terms of this Agreement, the percentage interest of the Member shall be as follows:

                                 Ruger:   50%
                         Callaway Golf:   50%

             1.14 "Net Profits" and "Net Losses" - The net income and net losses, respectively, of the Company determined in accordance with the principles of Section 1.704-1(b)(2)(iv) of the Regulations; provided, however, that the following items shall be excluded from the computation of Net Profits and Net Losses: (a) any items of income, gain, deduction or loss specially allocated under Section 5.2(c) or Section 5.2(d) hereof; (b) any Nonrecourse Deductions (as defined in Section 5.2(e) hereof); and (c) any Member Nonrecourse Deductions (as defined in Section 5.2(e) hereof). For purposes of computing Net Profits and Net Losses, the "book" value of an asset shall be substituted for its adjusted tax basis if the two differ (in accordance with the principles of Section 1.704 l(b)(2)(iv) of the Regulations), but otherwise Net Profits and Net Losses shall be determined in accordance with Federal income tax principles.

             1.15    "Purchase Notice" - A notice as defined in Section 7.4.

             1.16    "Purchasing Member" - as defined in Section 7.5.

             1.17 "Regulations" - The Federal income tax regulations as promulgated under the Code by the U.S. Treasury Department, as such regulations may be in effect from time to time. All references in this Agreement to provisions of the Regulations shall be deemed to refer to successor regulatory provisions to the extent appropriate in light of the context herein in which such Regulations references are used.






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             1.18    "Representatives" - as defined in Section 6.5.

             1.19    "Terminating Interest" - The interest as defined in
Section 7.3.

             1.20    "TMM" - the Tax Matters Member, as defined in Section
10.5.

             1.21    "Transfer" - as defined in Section 9.1.

             1.22    "1933 Act" - The Securities Act of 1933, as amended.

             1.23 "1934 Act" - The Securities Exchange Act of 1934, as amended.

In addition to the foregoing, other capitalized terms used in this Agreement shall have the meaning ascribed thereto in the text of this Agreement.


                                   ARTICLE II
                              FORMATION OF COMPANY

             2.1 Formation of Company. On October 2, 1995, Ruger organized a Delaware limited liability company on behalf of the Members by executing and delivering the Certificate of Formation with the Delaware Secretary of State in accordance with the DLLCA.

             2.2 Company Name. The Company's name shall be Antelope Hills, LLC. The name of the Company may be changed at any time and from time to time as determined by the Member Committee subject to compliance with the DLLCA.

             2.3 Principal Place of Business. The principal place of business of the Company shall be located at Prescott, Arizona, or at such other place or places as the Manager (with the approval of the Member Committee) may hereafter determine. In addition to said principal place of business, the Manager may also establish (with the approval of the Member Committee) such other place(s) of business as it deems appropriate for the conduct of the Company's business affairs.

             2.4 Business Purpose. The Company's principal purpose shall be to plan, develop, build, operate and maintain a foundry for the production of golf club heads cast in steel or titanium. To the extent consistent with its principal purpose, the Company may cast or manufacture items other than golf clubs, provided that such activities do not adversely impact the ability of the Company to supply golf club heads to Callaway Golf. In furtherance of the foregoing, the Company's business purposes shall include engaging in and entering into any and all activities, contracts and agreements related or incident to the operation of such business.

             2.5 Powers. In furtherance of the business purposes set forth in Section 2.4, the Company shall have the power to have and to exercise all the powers conferred by the laws of Delaware upon limited liability companies formed under the DLLCA.






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             2.6     Term.  The term of the Company shall commence on the date
of filing the Certificate of Formulation in the office of the Secretary of State of the State of Delaware as required under DLLCA and, unless extended by agreement of all of the Members or terminated earlier pursuant to this Agreement, shall continue until December 31, 2025.


                                  ARTICLE III
                  MEMBERS, TRANSFEREES AND OWNERSHIP INTERESTS

             3.1 Members. There shall be one class of Members of the Company, and, subject to Article VI hereof, all Members shall have the same relative rights, powers and duties.


                                   ARTICLE IV
                     COMPANY CAPITAL AND CAPITAL ACCOUNTS;
                                  MEMBER LOANS


             4.1     Initial Capital Contributions.

                     (a) Ruger and Callaway Golf shall make equal capital contributions to the Company, up to a maximum obligation of $7,000,000 per Member, as necessary, in the reasonable determination of the Manager, to develop, design, equip and bring into operation the foundry contemplated by the Formation Agreement dated June 7, 1995 (the "Foundry"). Except as set forth in
Section 4. l(b) or (c) below, capital contributions will be made in cash within seven (7) business days after a written notice requiring such contributions has been issued by the Manager.

                     (b) It is understood and agreed that, from time to time during construction of the Foundry, a Member may use its own funds to procure equipment for the Company or otherwise make out-of-pocket expenditures on behalf of the Company. In such cases, the Member incurring such expenses shall receive credit in its capital account (and against its capital contribution obligation), subject to documentation and proof reasonably satisfactory to the other Member (as approved by the Representatives of such other Member).

                     (c) It is also understood and agreed that Ruger shall contribute to the Company as a capital contribution the approximately ten acre site currently owned by Ruger and adjacent to the existing foundry owned and operated by Ruger. Ruger shall receive a credit to its capital account (and against its capital contribution obligation) equal to the fair market value of the property, which the parties agree is equal to the actual cost of such property to Ruger, which Ruger represents to be $500,291. Such real property shall be transferred to the Company pursuant to documentation to be approved by Callaway Golf, which documentation shall include without limitation a full indemnity from Ruger in favor of the Company and Callaway Golf with respect to environmental and similar liabilities attributable to acts or omissions occurring prior to the real property transfer date.






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                              (d)      If upon the completion of the Foundry
the capital contributions of the parties are unequal, the party who has made the smaller capital contribution shall contribute cash to the Company, and the Company shall make an equal return of capital distribution to the other party, such that the capital accounts of the parties will be equal.

                              (e)      The respective obligations of the
Members to make contributions under this Section 4.1 shall terminate on June 30, 1996.

                 4.2 Capital Accounts. A Capital Account shall be established for each Member and shall be determined and maintained in accordance with the provisions of Section 1.704-l(b)(2)(iv) of the Regulations. Except as otherwise provided in Section 1.704-l(b)(2)(v) of the Regulations, each Member's Capital Account shall consist of the amount of such Member's capital contributions pursuant to Section 4.1 hereof plus any additional properly authorized capital contributions made by such Member to the Company,
(a) increased by the amount of any Company Net Profits (or other line item amounts of income or gain) allocated to such Member (including income or gain exempt from tax), and (b) decreased by the amount of any money distributed to such Member by the Company, the fair market value of any property distributed to such Member by the Company (net of any liabilities secured by such distributed property that such Member is considered to assume or take subject to under Code Section 752), the amount of any Company Net Losses (or other line item amounts of loss or deduction) allocated to such Member, and such Member's allocable share of expenditures of the Company that are not deductible in computing its taxable income and not properly chargeable to the capital account of the Company. In addition to the foregoing adjustments, the Capital Account of each Member shall be subject to such further adjustments which are consistent with the requirements of Regulations Section 1.704-l(b)(2)(iv) and which the Member Committee deems necessary or appropriate in order to enable the allocation provisions of this Agreement to be recognized for income tax purposes. Each Member's Capital Account shall be adjusted to reflect any adjustments in items of income, gain, loss or deduction that result from amended returns filed by the Company or pursuant to an agreement with the Internal Revenue Service or a final court decision. As of any date of reference, each Member's "Adjusted Capital Account Balance" shall equal the dollar balance of his Capital Account as adjusted as of such reference date to reflect the foregoing provisions of this Section 4.2.

                              A person or entity who acquires the interest of
a Member from such Member shall be deemed to have made the capital contributions attributable to that interest and shall succeed to the Capital Account of its transferor to the extent of the interest it is acquiring. However, if the transfer of an interest causes a termination of the Company under Section 708(b)(1)(B) of the Code, the Capital Account that carries over to the transferee Member shall be adjusted in accordance with Sections 1.704-l(b)(2)(iv)(d) and (e) of the Regulations.

                 4.3 Capital Contributions in General. Except as otherwise expressly provided in this Agreement or as may otherwise be agreed to in writing by all of the Members, (a) no part of the capital contributions of any Member may be withdrawn by such Member, (b) no Member shall be entitled to interest on its capital contributions to the Company; (c) no Member shall have the right






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to demand or receive property other than cash in return for its capital contributions; and (d) no Member shall be required or entitled to make additional capital contributions to the Company.

                 4.4 Member Loans Generally. With the prior approval of the Member Committee, any Member may make a loan or advance money or property to or on behalf of the Company, on such terms as are approved by the Member Committee. Such loan or advance shall not increase the lending Member's Capital Account, entitle the lending Member to any greater share of Company distributions (except that such Member shall be entitled to the repayment of such loan and interest prior to any further distributions to the Members), or subject such lending Member to any greater proportion of Company losses. The amount of such loans or advances shall be a debt owed by the Company to the lending Member, and any interest paid to the lending Member shall be charged as any other expense against income of the Company. The lending Member shall be entitled to enforce its rights as a creditor of the Company pursuant to the terms of such loan and the exercise of any remedies legally available to such lending Member shall not constitute a breach of any duties the lending Member may have by virtue of being a Member.


                                   ARTICLE V
                           ALLOCATIONS, DISTRIBUTIONS
                               AND REIMBURSEMENTS

                 5.1          Allocation of Net Profits and Net Losses.

                              (a)       After giving effect to the special
allocations, limitations and restrictions set forth in Section 5.2 hereof, the Net Profits of the Company for any taxable year shall be allocated in the following order and priority:

                                        (i)      First, among the Members in
                              proportion to, and to the extent of, the amount by which, with respect to each Member, the aggregate Net Losses previously allocated to such Member under Section 5. l(b) exceed the aggregate Net Profits previously allocated to such Member under this Section 5. l(a)(i); and

                                        (ii)     Thereafter, to the Members in
                              accordance with their respective Member
                              Percentages.

                              (b)       After giving effect to the special
allocations, limitations and restrictions set forth in Section 5.2 hereof, the Net Losses of the Company for any taxable year shall be allocated in the following order and priority:

                                        (i)     First, among the Members in
                              proportion to, and to the extent of, the amount by which, with respect to each Member, the aggregate Net Profits previously allocated to such Member under Section 5. l(a) exceed the






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                              aggregate Net Losses previously allocated to such
                              Member under this Section 5. l(b)(i); and

                                        (ii)    Thereafter, to the Members in
                              accordance with their respective Member
                              Percentages.

                 5.2 Limitations on Losses and Exceptions Related to Nonrecourse Debt.

                              (a)              Notwithstanding anything to the
contrary contained in this Agreement, for each fiscal year or other period of the Company for which allocations are made, all Nonrecourse Deductions (as defined in Section 5.2(e) hereof) shall be allocated to the Members in proportion to their respective Member Percentages.

                              (b)              Notwithstanding anything to the
contrary contained in this Agreement, any and all Member Nonrecourse Deductions (as defined in Section 5.2(e) hereof) shall be allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt (as defined in Section 5.2(e) hereof) to which such Member Nonrecourse Deductions are attributable, as determined in accordance with Section 1.704-2(i) of the Regulations.

                              (c)              If there is a net decrease in
Company Minimum Gain (as defined in Section 5.2(e) hereof) during a Company taxable year, each Member shall be allocated items of Company income and gain for such year in accordance with Section 1.704-2(f) of the Regulations and its requirements for a "minimum gain chargeback."

                              (d)              If there is a net decrease in
Member Nonrecourse Debt Minimum Gain (as defined in Section 5.2(e) hereof) during a Company taxable year, each Member who has a share of such Member Nonrecourse Debt Minimum Gain, determined in accordance with Section 1.704-2(i)(5) of the Regulations, shall be specifically allocated items of income and gain for such year (and, if necessary, subsequent years) in accordance with Section 1.704-2(i)(4) of the Regulations.

                              (e)              For purposes of this Agreement
(i) "Member Nonrecourse Debt Minimum Gain,"(ii) "Nonrecourse Deductions," (iii) "Member Nonrecourse Deductions," (iv) "Member Nonrecourse Debt," and (v) "Company Minimum Gain" shall have the meanings set forth in Section 1.704-2 of the Regulations as are applicable to Partner Nonrecourse Debt Minimum Gain, Nonrecourse Deductions, Partner Nonrecourse Deductions, Partner Nonrecourse Debt and Partnership Minimum Gain, respectively.

                 5.3 Members' Interests in Company Profits for Purposes of Section 752. The Members hereby specify that for purposes of determining their respective shares of the Nonrecourse Liabilities of the Company under Section 752 of the Code, their interests in the profits of the Company shall be equal to their respective Member Percentages. As used herein, "Nonrecourse Liability" shall have the meaning set forth in Section 1.752-l(a)(2) of the Regulations.






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                 5.4          Relationship to Book Values.  To the extent
permitted by Section 1.704 l(b)(4)(i) of the Regulations, all items of income, gain, loss, and deduction for Federal and state income tax purposes shall be allocated in accordance with the corresponding "book" items; provided, however, that solely for tax purposes, in determining each Member's allocable taxable income or loss of the Company, depreciation, depletion, amortization and gain or loss with respect to any contributed property, or with respect to revalued property where the Company's property is revalued pursuant to Section 1.704-l(b)(2)(iv)(f) of the Regulations, shall be allocated to the Members in the manner (as to revaluations, in the same manner as) provided in Section 704(c) of the Code and the applicable Regulations thereunder. The allocation shall take into account, to the full extent required or permitted by the Code and applicable Regulations, the difference between the adjusted basis of the property to the Member contributing it (or, with respect to property which has been revalued, the adjusted basis of the property to the Company) and the fair market value of the property determined by the Members at the time of its contribution or revaluation, as the case may be.

                 5.5 Company Interest Transfer and Adjustment. In the event of a change in any Member's interest in the Company at any time other than at the end of the Company's fiscal year (whether by reason of a transfer of all or any portion of an interest in the Company, the admission of a new Member or otherwise), the profits, gains, losses, deductions and credits of the Company for such fiscal year shall be allocated between or among each person whose interest in the Company during such taxable year is affected by such change in such manner as may be determined by the Member Committee, in its discretion, to be consistent with the provisions of Section 706(d) of the Code.

                 5.6 Distributions of Distributable Cash. Distributable Cash shall be distributed to the Members in accordance with their respective Member Percentages as soon as reasonably practicable following the end of each fiscal year of the Company (or at such other times as may be determined by the Member Committee).

                 5.7 Certain Interim Distributions. The Members agree that, unless otherwise determined by the Member Committee, interim quarterly distributions of Distributable Cash shall to the extent available be made to the Members in such amounts and on such dates so as to reasonably coincide with the Members' respective quarterly estimated tax payment obligations. Such distributions will be considered as advances on the annual distributions to be made pursuant to Section 5.6. Once the actual distribution amounts pursuant to
Section 5.6 have been determined following the close of a fiscal year, any Member who has received aggregate advances pursuant to this Section 5.7 in excess of the actual distribution to be made pursuant to Section 5.6 shall promptly refund to the Company such excess amount.

                 5.8 Computations. The Manager may rely upon, and shall have no liability to the Members of the Company if it relies in good faith upon, the opinion of any independent public accountants retained by the Company from time to time with respect to all matters (including disputes with respect thereto) relating to computations and determinations required to be made under this Article V. In making the computations required hereunder, all items of estimated Company income,






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gain, loss, deduction and credit shall be credited or charged, as the case may be, to each Member's Capital Account at least on an annual basis, subject to adjustment in connection with any annual audit.

                 5.9 Company Expenses. It is anticipated that Company expenses ordinarily shall be billed directly to and paid by the Company. Except as specifically provided in this Agreement or as may otherwise be approved by the Member Committee neither of the Members nor any of their respective employees, agents or affiliates shall receive from the Company any salary, fees, commissions, overhead payments or other compensation or reimbursement of expenses in connection with the Company.

                 5.10 In-Kind Distributions. Assets of the Company (other than cash) shall not be distributed in-kind to the Members without the prior approval of the Member Committee. If any assets of the Company are distributed to the Members in-kind, for purposes of this Agreement such assets shall be valued on the basis of the fair market value thereof as determined by the Member Committee on the date of distribution.


                                   ARTICLE VI
                   POWERS AND RESPONSIBILITIES OF THE MANAGER
                            AND THE MEMBER COMMITTEE

                 6.1 Management of Company Business. The business and affairs of the Company shall be managed by the Manager. Except for situations in which the approval of the Members or the Member Committee is expressly required by this Agreement, the Manager shall have full and complete authority, power and discretion to manage and control the business, affairs and properties of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Company's business.

                 6.2 Power and Authority of the Manager. Subject to the provisions of Section 6.4 of this Agreement, the Manager shall have, in addition to any other rights and powers it may possess, the right, power and authority, on behalf of and at the expense of the Company, and in its name, to do all of the following:

                              (a)      To acquire, purchase, construct,
improve, sell, maintain and operate any property, real or personal, in connection with the operation of the Company's business, and to enter into contracts or agreements with others with respect to such matters. Without limiting the generality of the foregoing, the Manager shall have full responsibility for the design, construction and operation of the Foundry;

                              (b)      To incur indebtedness for borrowed money
on behalf of the Company required for the business of the Company and to secure the repayment of such borrowing by executing mortgages or deeds of trust, or otherwise encumbering or subjecting to security interests, all or any part of the assets of the Company, and to refund, refinance, increase, modify, consolidate






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or extend the maturity of any indebtedness created by such borrowing, or any such mortgage, deed of trust, pledge, encumbrance or other security device;

                              (c)      To perform all the obligations of the
Company and enforce all of the rights of the Company under the terms and conditions of all contracts and agreements entered into by the Company;

                              (d)      To employ and dismiss from employment any
and all employees, managers, agents, independent contractors, brokers, attorneys and accountants of the Company;

                              (e)      To purchase from others, at the expense
of the Company, contracts of liability, casualty and other insurance for the protection of the assets or affairs of the Company or for any purpose convenient or beneficial to the Company;

                              (f)      To pay and advance for the account of the
Company any and all organizational expenses incurred in connection with the creation of the Company including but not limited to legal and accounting fees and expenses; and

                              (g)      To do such other acts as the Manager
deems necessary, desirable or appropriate for the furtherance of the Company and that are not prohibited by this Agreement or applicable law.

                 6.3 Duties of the Manager. The Manager shall conduct the business and affairs of the Company in compliance with applicable laws and regulations, and in a manner consistent with the terms of this Agreement, the Business Plan in effect from time to time and sound business practices. The Manager shall direct, manage and control the business of the Company to the best of its ability and in connection therewith shall act honestly, in good faith, and exercise reasonable and informed business judgment.

                 6.4 Replacement of Manager. In the event of the Manager's resignation or refusal or inability to act (any of which shall constitute a breach of this Agreement in accordance with Section 6.7 hereof), a successor Manager shall be appointed by unanimous vote of all Members. If for a period of thirty (30) days there is no person acting as Manager of the Company, then effective upon written notice to all Members given by any Member, unless during such period the Members shall agree upon a Manager, at the end of such period the Company shall be dissolved, and, in such case, the holders of a majority of the Member Interests in the Company shall act as Manager solely for the purpose of orderly liquidation and winding up of the Company in accordance with this Agreement.

                 6.5          Member Committee.

                              (a)      The Members hereby establish a committee
(the Member Committee") of the four individuals set forth on Exhibit A hereto (the Representatives), two of whom have been






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designated as Ruger representatives and two of whom have been designated as
Callaway Golf representatives (as specified on such Exhibit A). Meetings of the Member Committee may be called by any Representative upon written notice to all other Representatives not less than two days prior to the meeting. Any notice required for any meeting may be waived in writing by all Representatives. Presence at any meeting by a Representative shall also constitute a waver by such Representative. The Member Committee may act by unanimous written consent in lieu of a meeting. Representatives may attend any meeting telephonically. The Representatives shall appoint a secretary who shall keep minutes of each meeting and forward a written copy thereof to each Representative.

                              (b)      Ruger and Callaway Golf shall each have
the continuing right to designate two of the four Representatives. Any Member may change its designated Representative(s) upon written notice to the other Member.

                              (c)      The presence of three or more of the
Representatives shall constitute a quorum. The approval of at least three of the Representatives participating in any meeting is required to constitute approval by the Member Committee of any matter before it.

                              (d)      Prior approval of the Member Committee
must be obtained before any of the following actions may be taken, or agreed to be taken, by the Manager on behalf of the Company:

                                       (i)    the acceptance of any capital
                              contribution except pursuant to Section 4.1;

                                       (ii)    any material expenditures or
                              investments that are not covered by the Business Plan then in effect;

                                       (iii)   any material modification of the
                              Business Plan or adoption of a new Business Plan;

                                       (iv)    the admission of any additional
                              Member;

                                       (v)     the incurrence of any
                              indebtedness for borrowed money in excess of $500,000 in principal amount or guarantees thereof;

                                       (vi)    the sale or other disposition of
                              any material assets of the Company except inventory sold in the ordinary course of business;

                                       (vii)    any other transaction of
                              material significance to the business of the Company that is not consistent with the Business Plan or otherwise outside of the ordinary course of business of the Company;

                                       (viii)   any change in the name of the
                              Company;






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                                       (ix)     the selection of independent
                              accountants for the Company;

                                       (x)      the merger or consolidation of
                              the Company with or into any other entity;

                                       (xi)     any other action that, pursuant
                              to an express provision of any other section of this Agreement, requires the approval or consent of the Member Committee.

                 6.6 Outside Activities. Nothing in this Agreement shall be construed so as to limit any right, privilege or option of any of the Members to participate in any manner in any other business, corporation, partnership, venture or investment, including those that may be similar to or in competition with the business of the Company. No Member shall be obligated to present or offer to any other Member or the Company any business opportunity; provided, however, that each Member agrees that any significant business opportunity that is brought to the attention of one Member by a third party specifically for the Company will be presented to the other Member for discussion by the Member Committee to the extent it is reasonably related to the business of the Company. Nothing in this Section 6.6 or elsewhere in this Agreement shall affect or limit the rights and obligations of Ruger, Callaway Golf, the Company or any of their respective affiliates under any separate agreements between or among such entities.

                 6.7 No Right to Withdrawal. The Manager does not have the right to withdraw as manager without the consent of all other Members, and any attempt to so withdraw without such consent shall be a material breach of this Agreement by the Manager.


                                  ARTICLE VII
                            ADMISSION OF NEW MEMBERS

                 7.1 Admission of Additional Members. Except as otherwise provided in Section 7.3, no additional Members shall be admitted to the Company, whether by permitted transfer or by new issuance, without the written consent of all Members. Any such new Member shall, as a condition to admission, execute and acknowledge such instruments and provide such opinion of counsel as the Members may deem necessary or advisable, including without limitation, the written acceptance and adoption by such person or entity of the provisions of this Agreement.

                 7.2          Bankruptcy or Dissolution of Member.  Subject to
Section 7.3, the Company shall be dissolved and terminated as set forth in
Article XI of this Agreement upon the occurrence of an event of dissolution under Section 18-801(4) of the DLLCA.

                 7.3 Continuation by the Members. Notwithstanding the provisions of Section 7.2 above, and in addition to any other rights or remedies arising from such event, the Members may, within ninety (90) days following the occurrence of an event calling for the dissolution of the

Company pursuant to Section 7.2 of this Agreement, by the vote or approval of all of the Members other than the Member whose interest is terminated pursuant to Section 18-304 of the DLLCA, continue the Company on the same terms and conditions as are contained in this Agreement. A new Manager shall be selected by the remaining Members if the terminating Member is the Manager. In the event the Members so elect to continue the Company, the interest of the terminating Member (the "Terminating Interest") shall be subject to purchase pursuant to
Section 7.4. If, under such circumstances, the remaining Members do not elect to continue the Company, the Company shall be wound up and terminated pursuant to the provisions of Article XI of this Agreement.

                 7.4 Purchase of Company Interest. If the Members elect to continue the Company pursuant to Section 7.3 after an event calling for dissolution pursuant to Section 7.2, any remaining Member may elect to purchase some or all of the Terminating Interest by delivering to the other Members and the legal representative of the terminating Member a written notice of election to purchase (a "Purchase Notice"), specifying in such notice the percentage of the Terminating Interest that such remaining Member desires to purchase within thirty (30) days following the decision of the Members to continue the Company. If Purchase Notices aggregating 100% of the Terminating Interest are not delivered within such thirty (30) day period, the Company shall be wound up and terminated pursuant to the provisions of Article XI of this Agreement. In the event the remaining Members desire to acquire in excess of one hundred percent (100%) of the Terminating Interest, then each remaining Member shall be entitled and obligated to acquire a fraction of the Terminating Interest, the numerator of which is the percentage of the Terminating Interest that the Member desires to acquire, the denominator of which is the sum of the percentages of the Terminating Interest that all remaining Members desire to acquire.

                 7.5 Purchase Price for Terminating Interest. If, pursuant to the provisions of Section 7.4, the remaining Members elect to purchase all the Terminating Interest, the purchase price shall be (i) agreed upon by the legal representative of the terminating Member and the Members who elect to purchase the Terminating Interest (such purchasing Members, collectively the "Purchasing Member), or (ii) if the legal representative of the terminating Member and the Purchasing Member are unable to agree, based upon the appraised value of the Company as set forth below:

                     If the legal representative of the terminating Member and the Purchasing Member cannot agree upon a purchase price to be paid to the terminating Member within ten (10) days after the Purchase Notice is received, the Purchasing Member and the legal representative of the terminating Member shall appoint a mutually acceptable appraiser experienced at evaluating businesses to appraise the value of the Terminating Interest. The fees and expenses of such appraiser shall be divided equally and borne half by the terminating Member and half by the Purchasing Member. If the legal representative of the terminating Member and the Purchasing Member are unable to agree upon a mutually acceptable appraiser, the legal representative of the terminating Member, at the expense of the terminating Member, shall appoint an appraiser and the Purchasing Member, at its own expense, shall also appoint an appraiser. The two appointed appraisers shall then appoint a third appraiser with the requisite qualifications as set forth above, and if they are unable to agree within ten (10) days, then the appointment of such third appraiser shall be determined by the

American Arbitration Association in accordance with its rules. The fees and expenses of the third appraiser shall be divided equally and borne half by the terminating Member and half by the Purchasing Member. The mutually agreed upon appraiser, or the group of three appointed appraisers, as the case may be, shall then determine the fair market value of the Company. In the case of three appraisers, the panel shall reach its decision by averaging the two closest valuations. The purchase price to be paid to the terminating Member shall be the amount which the terminating Member would have received under the terms of
Article XI hereof if the Company were dissolved immediately following a cash sale of all of the assets of the Company at such appraised fair market value.

                     The purchase price for the Terminating Interest shall be paid in full by an unsecured promissory note from the Purchasing Member, providing for interest from the date of the closing of the sale of the Terminating Interest, to accrue at the prime lending rate published by Bank of America until paid. Such note shall become payable out of and to the extent of the share of distributions which would have been attributable to the Terminating Interest so purchased if the purchase had not occurred.


                                  ARTICLE VIII
                       RIGHTS AND LIMITATIONS OF MEMBERS

                 8.1 Limited Liability. No Member shall have any liability whatsoever to the creditors of the Company for the debts, obligations or liabilities of the Company.

                 8.2 Indemnification. Without limiting Section 8.1 or otherwise imposing any liability whatsoever on any Member, the Company shall indemnify, defend and hold harmless each Member and each Member's officers, directors and affiliates from and against any liabilities or claims asserted against any such indemnified party arising out of any acts or omissions of the Company to the fullest extent permitted by the DLLCA. Any claims against the Manager by a Member based on failure or alleged failure by the Manager to fulfill the duties of the Manager in accordance with the terms of this Agreement shall be excluded from the coverage of the indemnification provided for in this Section 8.2.


                                   ARTICLE IX
                 RESTRICTION ON TRANSFER OF MEMBERS' INTERESTS;
                        BUYOUT RIGHT; SECURITIES MATTERS

                 9.1 Restriction on Transfer. Other than as set forth in Section 9.2, no Member shall voluntarily, involuntarily or by operation of law, give, sell, assign, transfer, mortgage, hypothecate, encumber, bequeath or devise its interest in the Company (any such disposition is hereinafter referred to as a Transfer"), or any part thereof, without the consent of all of the Members, any of which may withhold its consent in its sole discretion. Any purported transfer of all or a part of a Member's interest in the Company without compliance with the provisions of this Agreement shall be void and of no effect against the Company or any other Member.

                 9.2 Ruger Buyout Right. Ruger shall have the right at any time when it is not in breach of this Agreement to purchase Callaway Golf's entire Member Percentage for a cash purchase price equal to Callaway Golf's total capital contributions (without reduction for distributions and other items reducing Callaway Golf's Capital Account) plus an annual rate of return of 10% Ruger shall provide Callaway Golf with not less than ninety (90) days notice of its intent to exercise its purchase right hereunder. Upon receipt of such notice, Ruger and Callaway Golf shall negotiate in good faith a mutually satisfactory purchase agreement containing representations, warranties, covenants and indemnities commonly contained in purchase agreements of similar scope and nature.

                 9.3 Securities Law. All Members acknowledge that their Company interests have not been registered under the 1933 Act in reliance on the exemption afforded by Section 4(2) of the 1933 Act. Each Member represents (i) that it is acquiring its member interest for its own account for investment purposes and not with a view to the distribution thereof to others and (ii) that by reason of the Member's business or financial experience it could be reasonably assumed to have the capacity to protect its own interests in connection with the Member's transactions relating to the Company.


                                   ARTICLE X
               BOOKS OF ACCOUNT, RECORDS, REPORTS AND TAX MATTERS

                 10.1 Books and Records. Proper and complete records and books of account shall e kept by the Manager in which shall be entered fully and accurately all transactions and other matters relative to the Company's business as are usually entered into records and books of account maintained by businesses of like character. The Company will be on the accrual method for both tax and accounting purposes. The Company hereby designates Ernst & Young as the independent accountants for the Company. Such firm shall conduct an annual audit, prepare audited financial statements annually, and distribute same to the Members. If the Member Committee determines that it is in the best interest of the Company to designate a new outside accountant, it may direct the Manager to do so and to terminate the services of the then existing firm.

                 10.2         Information Rights of Members.

                              (a)       Each Member shall have the right to
inspect and copy during normal business hours any of the Company records.

                              (b)       The Manager shall send to each Member,
on a timely basis, such information as is necessary to complete federal and state income tax or information returns, and copies of the Company's federal, state, and local income tax or information returns.

                 10.3 Fiscal Year. The fiscal year of the Company shall be the calendar year.

                 10.4 Income Tax Elections. The Manager, with the approval of the Member Committee, shall have the right to make such elections under the tax laws of the United States, the several states and other relevant jurisdictions as to the treatment of items of Company income, gain, loss, deduction and credit and as to all other relevant matters as it believes necessary, appropriate or desirable.

                 10.5 Tax Controversies. For the purposes of receiving notices from the Internal Revenue Service on behalf of the Members, keeping each Member informed of all administrative and judicial proceedings relating to adjustment of Company items at the Company level, Ruger is hereby designated the Tax Matters Member (the "TMM"), with all of the rights, duties, powers, and obligations provided for in Sections 6221 through 6232, inclusive, of the Code.

                 10.6 Allocation of Costs. In connection with the Manager's activities in the discharge of its duties under this Agreement, only direct operating costs (including a reasonable allocation of overhead and other expenses fairly attributable to the Company) reasonably incurred by the Manager in connection with the operations of the Company shall be allocated to the Company, without any mark-up, management fee or similar charge. Ruger agrees to maintain books and records with respect to such allocations in sufficient detail and format to allow Callaway Golf to review and audit the same. Callaway Golf shall have the right to review and audit such books and records at any time.


                                   ARTICLE XI
                   DISSOLUTION AND TERMINATION OF THE COMPANY

                 11.1         Dissolution.  Subject to the provisions of
Section 7.3 of this Agreement, the Company shall be dissolved upon the happening of any of the following events:

                              (a)       The occurrence of an event calling for
the dissolution of the Company pursuant to Section 7.2 of this Agreement; or

                              (b)       The expiration of the term of the
Company as provided in Article II of this Agreement, unless all Members agree to extend the term of the Company past the date set forth in Article ; or

                              (c)       The sale or other disposition by the
Company of all or substantially all of its assets; or

                              (d)       The written agreement of 100% of the
Members specifically calling for a dissolution of the Company; or

                              (e)       The entry of a decree of judicial
dissolution pursuant to Section 18-802 of the DLLCA.

                 11.2         Winding Up and Liquidation.

                              (a)       Subject to the provisions of Section
11.2(c), upon the dissolution of the Company the Manager shall, in accordance with a plan of liquidation approved by the Member Committee, cause the Company assets to be sold in such manner as it, in its sole discretion, determines to be appropriate. Unless all of the Members (other than a terminating Member) agree otherwise, the person(s) winding up the Company affairs shall not be entitled to any special compensation for such activities.

                              (b)       Subject to the provisions of Section
11.2(c), upon the winding up and termination of the business and affairs of the Company, its assets (other than cash) shall be sold, its liabilities and obligations to creditors and all expenses incurred in its liquidation shall be paid, and all resulting items of Net Profit or Net Loss (including any "deemed" gain or loss under the rules of Section 11.2(c) below) shall be credited or charged to the Capital Accounts of the Members in the manner and priority indicated in Section 5.1. Thereafter, the net proceeds from liquidation of the Company shall be distributed among the Members in the following order and priority:



                                        (i)     First, to the payment and
                              discharge of all of the Company's debts and liabilities, including loans from and other liabilities to Members to the extent permitted by law, except the claims of secured creditors whose obligations will be assumed or otherwise transferred upon liquidation of the Company's assets;

                                        (ii)    Second, to establish any
                              reserves that the Member Committee (or other liquidating party) may deem necessary, appropriate or desirable for any future, contingent or unforeseen liabilities, obligations, or debts of the Company which are not yet payable or have not yet been paid. Such reserves may, but are not obligated to, be paid over by the Member Committee to an independent escrow holder, designated by the Member Committee, to be held by it for the purpose of disbursing such reserves in payment of any of such liabilities, obligations and debts and, one
                              (1) year after the creation of such reserves, unless the Member Committee shall deem some other period to be necessary, advisable or desirable, to distribute the balance thereafter remaining in the manner provided below;

                                        (iii)   Third, to the Members in
                              accordance with their respective Adjusted Capital Account Balances.

                              (c)       Notwithstanding the foregoing, the
Member Committee may make liquidation distributions of Company assets in kind rather than in cash, subject to the priority rules of Section 11.2(b). If the distributions to be made pursuant to Section 11.2(b) consist in whole or part of non-cash assets or properties, the following rules shall be applied:

                                        (i)     The value of non-cash assets for
                              distribution purposes shall be the gross fair market value of such assets as determined by the Member Committee.

                                        (ii)     The difference between the
                              gross fair market value of any asset to be distributed in kind and its Company book value shall be deemed a gain or loss and any such deemed gain or loss shall be allocated in accordance with
                              Section 11.2(b).

                 11.3 Report on Liquidation and Transfer of Company Books. Within a reasonable time following the completion of the liquidation of the Company's properties, the Member Committee (or other liquidating party) shall supply to each of the Members financial statements setting forth the assets and the liabilities of the Company as of the date of complete liquidation, each Member's pro rata portion of distributions and the amount retained as reserves pursuant to Section 11.2(b)(ii).


                                  ARTICLE XII
                                   AMENDMENTS

                 12.1 Amendments. All amendments to this Agreement shall require the express written consent of all of the Members.


                                  ARTICLE XIII
                                 MISCELLANEOUS

                 13.1 Confidentiality. Each Member agrees that except as may be required to be disclosed by a Member or its parent entity pursuant to the 1934 Act or the 1933 Act, such Member will not, during the term of this Agreement or thereafter, disclose, directly or indirectly, to any person (other than to its affiliates, subsidiaries, employees and/or agents in the ordinary course of business or in connection with such Member' s performance of its obligations hereunder) any Company Confidential Information, known, learned or acquired by such Member during the term of this Agreement. As used in this
Section 13.1, Company Confidential Information" shall mean trade secrets and other confidential information concerning the Company, but shall not include
(i) information, at which at the time of disclosure to such Member, had been previously published, (ii) information which is published after disclosure, unless such publication is a breach of this Agreement or is otherwise a violation of the contractual, legal or fiduciary duties owed to the Company, which violation is known to such Member, or (iii) information which, subsequent to disclosure, is obtained by such Member from a third person who is lawfully in possession of such information (which was not acquired in violation of any contractual, legal or fiduciary obligation owed to the Company with respect to such information) and does not require such Member to refrain from disclosing such information to others.

                 13.2 Non-Solicitation of Company Employees. Without the prior written consent of the Manager, which consent shall not be unreasonably withheld, until the dissolution of the Company, each Member agrees that it shall not solicit the employment of, offer employment to, or employ any person who is an employee of the Company or who has been an employee of the Company at any time within the twelve months preceding any such solicitation, offer of employment or employment.

                 13.3 Notices. Any notice or other communication given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly made as of the date delivered if delivered personally, by overnight courier or by telecopy or five (S) days after being mailed by certified mail (postage prepaid, return receipt requested), in each case addressed to the Member at its address appearing on the books of the Company or given by the Member to the Company for the purpose of notice.

                 13.4 Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns.

                 13.5 Governing Law. This Agreement and all amendments hereto shall be governed by the laws of the State of Delaware.

                 13.6 Entire Agreement. This Agreement contains the entire understanding between the pares with respect to the subject matter hereof and supersedes any prior or contemporaneous understandings and agreements between them with respect thereto.

                 13.7 Titles and Captions. Section titles or captions contained in this Agreement are in inserted only as a matter of convenience and for reference purposes and do not define, limit, extend or describe the scope of this Agreement or the intent of any provisions hereof. All uses of the words "Article(s)" and "Section(s)" in this Agreement are references to articles and sections of this Agreement, unless otherwise specified.

                 13.8 Counterparts. This Agreement may be executed in several counterparts and all so executed shall constitute one Agreement.

                 13.9 Terms. Whenever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter. The term person means any individual, corporation, partnership, trust or other entity.

                 13.10 Severability. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

                 13.11 Additional Documents. Each party hereto agrees to execute, with acknowledgment or affidavit, if required, any and all documents and writings which may be necessary or expedient in connection with the creation of the Company and the achievement of its purposes, specifically including (a) all amendments to this Agreement and such certificates and other documents as the Member Committee deems necessary or appropriate to form, qualify or continue the Company as a limited liability company in all other jurisdictions in which the Company conducts or plans to conduct business and
(b) all such agreements, certificates, tax statements, tax returns and other documents as may be required of the Company or its Members by the laws of the United States of America, the State of California, or any other state in which the Company conducts or plans to conduct business, or any political subdivision or agency thereof.

                 13.12 No Right to Partition. No Member shall have the right to bring an action for partition against the Company. Each of the Members hereto waives any and all right which it may have to maintain an action to partition Company property.

                 13.13 Insurance. The Company shall carry such insurance as the Member Committee from time to time may deem appropriate (to the extent that same is obtainable on reasonable commercial terms) for the protection of the Company and the Members.

                 13.14        Dispute Resolution.

                              (a)       Negotiation.  The parties will attempt
in good faith to resolve any claim or controversy arising out of or relating to the execution, interpretation and performance of this Agreement (including the validity, scope and enforceability of this mediation and arbitration provision) promptly by negotiations between the parties. These negotiations shall include, if necessary, at least one meeting between the chief executive officers of each Member for the purpose of resolving such matter.

                              (b)       Mediation.  If any claim or controversy
is not fully resolved through negotiation within thirty (30) business days after a party first notifies the other party of a claim or controversy which is identified as a claim or controversy which will be taken to mediation if not resolved, the parties will attempt in good faith to resolve the controversy or claim through a non-binding mediation to be conducted in accordance with procedures to be agreed upon by the parties at that time. The mediation process shall be concluded as expeditiously as possible but not more than sixty (60) days after the initial notice referred to above in this Section 13.14(b). Any such mediation shall be held in Orange County, California unless the parties otherwise agree to another location.

                              (c)       Arbitration.  Any claim or controversy
arising hereunder or in any way related to this Agreement, its interpretation, enforceability, or inapplicability that cannot be resolved by mutual agreement of the parties or mediation as set forth above shall be submitted to arbitration. The arbitration shall be conducted by an arbitrator mutually agreed upon by the parties or, if no arbitrator is mutually selected within 60 days of a demand therefore, then by a retired judge from the

Judicial Arbitration and Mediation Service ("JAMS") office located in Orange County, California, who shall have the powers to hear motions, control discovery, conduct hearings and otherwise do all that is necessary to resolve the matter. The arbitration award shall be final and binding, and judgment on the award may be entered in any court having jurisdiction thereof. It is expressly understood that the parties have chosen arbitration to avoid the burdens, costs and publicity of a court proceeding, and the arbitrator is expected to handle all aspects of the matter, including discovery and any hearings, in such a way as to minimize the expense, time, burden and publicity of the process, while assuring a fair and just result. In particular, the parties expect that the arbitrator will limit discovery by controlling the amount of discovery that may be taken (e.g., the number of depositions or interrogatories) and by restricting the scope of discovery to only those matters clearly relevant to the dispute.

                              (d)       Injunctive Relief. Nothing in this
Section 13.14 shall prevent a party from seeking injunctive or other equitable relief in a judicial or administrative proceeding where reasonably necessary to protect its intellectual property rights.

                 IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                              STURM, RUGER & COMPANY, INC., a
                                              Delaware corporation

                                              By:  /s/ William B. Ruger
                                                   --------------------

                                              Title:  Chairman
                                                      --------


                                              CALLAWAY GOLF COMPANY, INC., a
                                              California corporation

                                              By: /s/ Donald H. Dye
                                                  -----------------

                                              Title:  President
                                                      ---------

                                   EXHIBIT A
                                       TO
                              OPERATING AGREEMENT


                 The Member Committee shall initially consist of the following persons:

                 Ruger designees:

                              William B. Ruger, Jr.
                              Gerald W. Bersett

                 Callaway Golf designees:

                              Donald H. Dye
                              John P. Duffy


Dated as of October 5, 1995